EX-99.77C  VOTES

Proxy Voting Results

A special meeting of the Ultra Series Funds (USF) shareholders was held on March 17, 2005. The Fund issues and sells its shares to separate accounts of CUNA Mutual Life Insurance Company and to qualified retirement plans sponsored by CUNA Mutual Group. Due to the pass-through voting structure of variable insurance contracts, the insurance company voted shares in the separate accounts. However, as required by law, they requested voting instructions from Beneficial Owners and voted the shares in the separate accounts on behalf of the Beneficial Owners in proportion to the voting instructions received.

The results of votes taken by the insurance company on proposals before them are reported below. Beneficial Owners of each Portfolio in the Fund are entitled to one vote for each dollar of net asset value held by the Beneficial Owner. At the time of the vote, the Funds Declaration of Trust in its current form was unclear whether shareholder votes on the election of trustee, amendments to the Declaration of Trust and changes to Fundamental Investment Policies should be counted on a one dollar/one vote basis, or on a one share/one vote basis. For this reason, votes on all the proposals were counted on both bases. A proposal pertaining to those matters was not deemed to have been approved unless it was approved counting the votes both ways. The percentages shown for each proposal are based upon the total shares or values of shares outstanding on record date of January 18, 2005.

The dollar value and number of fund shares outstanding on the record date are as follows:

				Total Value		Total Number
				of Shares		of Shares
PORTFOLIO			Outstanding	 	Outstanding

Money Market Fund		$129,223,413		129,223,413.230

Bond Fund			$576,836,009		55,613,660.450

High Income Fund		$118,650,454		11,469,685.371

Balanced Fund			$780,799,123		41,146,231.757

Growth and Income Stock	Fund	$1,191,019,278		39,464,382.488

Capital Appreciation Stock Fund	$684,988,522		35,229,148.736

Mid-Cap Stock Fund		$213,928,800		13,225,482.975

Multi-Cap Growth Stock Fund	$329,905,654		49,541,334.375

Global Securities Fund		$29,483,741		2,657,126.463

International Stock Fund	$77,940,210		6,960,873.972

TOTALS				$4,132,775,204		384,531,339.817


Proposal 1. Shareholders of the Portfolios, voting as a single group, elected the trustees for USF.


				  For			  Against
TRUSTEE NOMINEES	Value of     Number of	 Value of	Number of
			Shares (%)   Shares (%)  Shares (%)	Shares (%)

Rolf F. Bjelland     	98.7%	     99.0%	 1.3%		1.0%

Gwendolyn M. Boeke      98.6%	     98.8%	 1.4%		1.2%

Steven P. Riege		98.7%	     98.9%	 1.3%		1.1%

Richard E. Struthers	99.0%	     99.1%	 1.0%		0.9%

Michael S. Daubs	98.9%	     99.1%	 1.1%		0.9%

Lawrence R. Halverson   98.9%	     99.1%	 1.1%		0.9%


Proposal 2. Shareholders of the Portfolios, voting as a single group, ratified the appointment of Deloitte & Touche LLP to serve as independent registered public accounting firm for USF for the fiscal year ending December 31, 2005.


Vote			Value of Shares (%)	Number of Shares (%)

For			98.5%			98.8%

Against			0.6%			0.5%

Abstain			0.9%			0.7%


Proposal 3.  Shareholders of the Portfolios, voting as a single group, amended
Section 9.2 of the Declaration of Trust as follows:
Election of trustees shall be by the affirmative vote of the holders of at least a majority of the votes which are represented in person or by proxy at such meeting, with the number of votes computed as provided in Section 6.2(d) [i.e. each holder of a share shall be entitled to one vote for each dollar of net asset value standing in his or her name].


Vote			Value of Shares (%)	Number of Shares (%)

For			97.7%			98.1%

Against			1.2%			0.9%

Abstain			1.1%			1.0%


Proposal 4.  Shareholders of the Portfolios, voting as a single group, amended
Section 13.1 of the Declaration of Trust to remove an existing ambiguity in the Declaration of Trust and clarify that amendments to the Declaration of Trust will be approved by shareholders based upon a vote in which each shareholder will receive one vote for each dollar of net asset value held by that shareholder in the trust.


Vote			Value of Shares (%)	Number of Shares (%)

For			97.3%			97.9%

Against			1.5%			1.1%

Abstain			1.2%			1.0%


Proposal 5. Shareholders of the Portfolios, voting as a single group, amended the Declaration of Trust to eliminate Section 4.4 of the Declaration of Trust giving the board of trustees flexibility to change investment policies and limitations which were once designated as "fundamental" in the USF registration statement to "non-fundamental" without a shareholder vote.


Vote			Value of Shares (%)	Number of Shares (%)

For			96.6%			97.4%

Against			2.3%			1.7%

Abstain			1.1%			0.9%


Proposal 6. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved a change to Fundamental Limitation #4 listed in the USF registration statement dated May 1, 2004 to allow the Portfolios to trade in "commodities" which do not require delivery or receipt of physical commodities.

				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			98.1%		  1.3%		  0.6%

Bond				96.9%		  1.6%		  1.5%

High Income			98.4%		  0.8%		  0.8%

Balanced			94.9%		  3.3%		  1.8%

Growth & Income	Stock		96.9%		  1.8%		  1.3%

Capital Appreciation Stock	96.4%		  2.5%		  1.1%

Mid-Cap	Stock			96.3%		  1.7%		  2.0%

Multi-Cap Growth Stock		96.9%		  2.1%		  1.0%

Global Securities		98.9%		  0.5%		  0.6%

International Stock		97.8%		  1.0%		  1.2%


Proposal 7. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved the elimination of Fundamental Limitation #5, listed in the USF registration statement dated May 1, 2004 so the Portfolios are only subject to the diversification requirements of the 1940 Act.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			98.9%		  0.7%		  0.4%

Bond				97.7%		  1.3%		  1.0%

High Income			99.0%		  0.5%		  0.5%

Balanced			94.7%		  3.6%		  1.7%

Growth & Income Stock		97.0%		  1.8%		  1.2%

Capital Appreciation Stock	96.3%		  2.6%		  1.1%

Mid-Cap Stock			96.4%		  1.7%		  1.9%

Multi-Cap Growth Stock		97.2%		  2.0%		  0.8%

Global Securities		98.6%		  0.7%		  0.7%

International Stock		98.0%		  1.1%		  0.9%


Proposal 8. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved the elimination of Fundamental Limitation #6 listed in the USF registration statement dated May 1,2004 to allow the Portfolios, with board of trustees approval, to invest in securities for the purpose of exercising control or management.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			97.7%		  1.5%		  0.8%

Bond				97.0%		  1.8%		  1.2%

High Income			98.0%		  1.3%		  0.7%

Balanced			94.3%		  4.0%		  1.7%

Growth & Income	Stock		96.5%		  2.3%		  1.2%

Capital Appreciation Stock	95.3%		  3.5%		  1.2%

Mid-Cap Stock			94.9%		  3.1%		  2.0%

Multi-Cap Growth Stock		96.4%		  2.7%		  0.9%

Global Securities		95.0%		  4.3%		  0.7%

International Stock		96.7%		  2.3%		  1.0%


Proposal 9. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved the elimination of Fundamental Limitation #7 listed in the USF registration statement dated May 1, 2004 so the Portfolios are only subject to 1940 Act limitations on portfolio investments in other investment companies.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			98.9%		  0.9%		  0.2%

Bond				97.5%		  1.4%		  1.1%

High Income			98.3%		  1.1%		  0.6%

Balanced			94.7%		  3.6%		  1.7%

Growth & Income Stock		97.0%		  1.9%		  1.1%

Capital Appreciation Stock	96.5%		  2.5%		  1.0%

Mid-Cap Stock			96.1%		  1.9%		  2.0%

Multi-Cap Growth Stock		97.3%		  1.8%		  0.9%

Global Securities		97.8%		  1.6%		  0.6%

International Stock		97.8%		  1.4%		  0.8%


Proposal 10. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved a change to Fundamental Limitation #9 listed in the USF registration statement dated May 1, 2004 to permit the Portfolios to issue senior securities to the extent allowed under the 1940 Act.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			98.6%		  0.8%		  0.6%

Bond				97.5%		  1.1%		  1.4%

High Income			98.7%		  0.7%		  0.6%

Balanced			95.1%		  3.2%		  1.7%

Growth & Income Stock		97.5%		  1.3%		  1.2%

Capital Appreciation Stock	97.4%		  1.5%		  1.1%

Mid-Cap Stock			96.4%		  1.7%		  1.9%

Multi-Cap Growth Stock		97.7%		  1.5%		  0.8%

Global Securities		98.3%		  1.1%		  0.6%

International Stock		97.8%		  1.4%		  0.8%


Proposal 11. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved to combine and amend Fundamental Limitation #10 and #12 listed in the USF registration statement dated May 1, 2004 regarding loans by the portfolios to eliminate the confusion that can result from having two limitations which address the same general subject, i.e., the making of loans by the Portfolios and to permit the Portfolios to lend their securities as permitted by applicable law.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			98.4%		  1.4%		  0.2%

Bond				96.9%		  1.9%		  1.2%

High Income			98.0%		  1.1%		  0.9%

Balanced			94.7%		  3.5%		  1.8%

Growth & Income Stock		97.2%		  1.5%		  1.3%

Capital Appreciation Stock	97.0%		  1.9%		  1.1%

Mid-Cap Stock			96.0%		  2.0%		  2.0%

Multi-Cap Growth Stock		97.6%		  1.6%		  0.8%

Global Securities		97.5%		  1.8%		  0.7%

International Stock		97.5%		  1.2%		  1.3%


Proposal 12. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved the elimination of Fundamental Limitation #11 listed in the USF registration statement dated May 1, 2004 so the Portfolios are only subject to 1940 Act limitations on portfolio investments in illiquid securities.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			98.3%		  1.3%		  0.4%

Bond				96.9%		  1.9%		  1.2%

High Income			98.2%		  1.1%		  0.7%

Balanced			94.1%		  4.2%		  1.7%

Growth & Income Stock		96.6%		  2.2%		  1.2%

Capital Appreciation Stock	96.9%		  2.0%		  1.1%

Mid-Cap Stock			96.2%		  1.9%		  1.9%

Multi-Cap Growth Stock		97.2%		  2.0%		  0.8%

Global Securities		97.9%		  1.4%		  0.7%

International Stock		97.4%		  1.6%		  1.0%



Proposal 13. Shareholders of the Portfolios, on a portfolio-by-portfolio basis, approved the elimination of Fundamental Limitation #13 listed in the USF registration statement dated May 1,2004 to allow the board of trustees to change limitations on portfolio investments in foreign securities without shareholder approval.


				   For		 Against	 Abstain
				Value and 	Value and	Value and
				Number of 	Number of 	Number of
FUND				Shares (%)	Shares (%)	Shares (%)

Money Market			97.8%		  1.4%		  0.8%

Bond				96.1%		  2.6%		  1.3%

High Income			97.8%		  1.6%		  0.6%

Balanced			93.3%		  5.1%		  1.6%

Growth & Income Stock		96.2%		  2.7%		  1.1%

Capital Appreciation Stock	95.5%		  3.4%		  1.1%

Mid-Cap Stock			94.6%		  3.6%		  1.8%

Multi-Cap Growth Stock		95.8%		  3.3%		  0.9%

Global Securities		95.1%		  4.3%		  0.6%

International Stock		96.6%		  2.8%		  0.6%